EXHIBIT 99.1

Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Ronald L. Justice SVP Corporate Governance & Investor Relations Fentura Financial, Inc. (810) 714-3902 October 18, 2005

For Immediate Release

Fentura Financial, Inc. Net Income up 51.8% in the Third Quarter:

        Fenton, Michigan – October 14, 2005 – Fentura Financial, Inc. (Trading Symbol: FETM) the holding company for The State Bank of Fenton, Michigan, Davison State Bank of Davison, Michigan, and West Michigan Community Bank of Hudsonville, Michigan today reported that continued strong loan production and improved net interest margin contributed to a 51.8% increase in net income for the quarter ended September 30, 2005. Net income for the third quarter was $1,299,000, or $0.68 per diluted share, compared to $856,000, or $0.45 per diluted share for the same period in 2004. On a year to date basis, 2005 net income of $3,745,000 or $1.97 per diluted share, increased $1,247,000 or 49.9% over the $2,498,000 or $1.32 per diluted share, reported for the nine months ended September 30, 2004.

        Financial highlights for the third quarter of 2005, compared to a year ago include:

1.	Revenues increased 20.2%, reflecting sizable gains in net interest income and non-interest income.
2.	Non-interest income grew 11.0% primarily based on gains on the sale of mortgage loans.
3.	Net interest margin improved 55 basis points to 4.26%.
4.	Total loans increased 10.1% to $434.4 million.

5.	Credit quality remains strong, with non-performing loans equaling just .46% of total assets.
6.	Return on average equity was 11.38%.

        Total loans were $434.4 million at September 30, 2005, an increase of 10.1% or $39.9 million compared to September 30, 2004. “Our efforts to generate new business, expand existing relationships, and strengthen our alliances with our minority ownership bank partners, have resulted in continued strong loan production,” stated Donald L. Grill, President & CEO.

        Non-performing assets declined to $2.8 million at the end of September 2005 compared to the $3.4 million reported at the end of September 2004. These assets represent .46% of total assets compared to the .58% reported a year earlier.

        Revenues, which are comprised of net interest income and non-interest income, grew 20.2% in the quarter to $7.7 million, compared to $6.4 million in the third quarter of 2004. A growing balance sheet, an improved net interest margin, and an increase in the gains on sale of loans, all contributed to the improvement in revenues. Net interest income was $5.8 million, compared to $4.7 million the year prior. Non-interest income grew 11.0% to $1.9 million in the third quarter of 2005, versus $1.7 million for the same time period last year, reflecting increased gains on the sale of loans and other fee income. Non-interest expense increased 9.3% to $5.3 million, from $4.8 million in the third quarter of 2004, due to a rise in salary and benefit expenses, including an incentive bonus accrual and the additional expenses associated with the opening of two new banking offices during the fourth quarter of 2004.

        For the first nine months of 2005, revenues grew 24.0% to $22.1 million, compared to $17.8 million in the nine months ended September 30, 2004. Net interest income increased 33.0% to $16.9 million in the nine months ended September 30, 2005, compared to $12.7 million in the same period in 2004. Non-interest income grew 1.9% to $5.2 million in the first nine months of 2005, from $5.1 million for the same time period in 2004 due to the increase in the gain on the sale of loans and an increase in income from trust and investment services. Non-interest expense increased 16.8% to $15.7 million through September 30, 2005, compared to $13.4 million in the same time period of 2004, due to the increase in salary and benefit expense and the additional expenses associated with the two new banking offices opened during the fourth quarter of 2004.

        “The net interest margin, which was 4.26% in the quarter ended September 30, 2005 and 4.28% for the first nine months of 2005, remains strong”, Grill said. Deposits grew by $11.9 million to $516.9 million at September 30, 2005 compared to the prior year. Increases in certificates of deposit account for the year-to-year increase.

        Fentura generated an 11.38% return on average equity (ROE) in the quarter ended September 30, 2005, up from the 8.41% reported a year ago. Year to date ROE was 11.33% at September 30, 2005 up from the 8.05% reported for the same time period in 2004. Improved earnings are the primary contributor to the improvement in ROE in both periods.

        Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc, and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving Davison and Goodrich; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Fentura Financial Inc. Consolidated Balance Sheets (Dollars in thousands) UNAUDITED	Sep 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sep 30 2004

ASSETS

Cash and cash equivalents
Cash and due from banks	$22,885	$21,799	$17,388	$22,705	$23,842
Short term investments	8,300	550	-	4,550	17,500

Total cash & cash equivalents	31,185	22,349	17,388	27,255	41,342

Securities:
Securities available for sale	94,705	99,910	103,881	110,391	106,085
Securities held to maturity	13,663	18,607	19,249	18,786	18,583

Total securities	108,368	118,517	123,130	129,177	124,668
Loans held for sale	2,442	3,722	3,278	1,587	497
Loans:
Commercial	241,190	235,823	237,099	229,012	235,493
Real estate - construction	81,156	76,658	70,265	61,278	55,989
Real estate - mortgage	39,529	37,605	32,055	32,705	28,586
Consumer	72,541	72,726	71,656	70,435	74,489

Total loans	434,416	422,812	411,075	393,430	394,557
Less: Allowance for loan losses	(6,294)	(5,996)	(5,780)	(5,501)	(5,173)

Net loans	428,122	416,816	405,295	387,929	389,384

Bank owned life insurance	6,417	6,941	6,902	6,861	6,787
Bank premises and equipment	14,245	14,279	14,607	13,812	14,034
Federal Home Loan Bank stock	2,300	2,300	2,276	2,252	2,219
Accrued interest receivable	2,550	2,438	2,393	2,335	2,271
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	1,162	1,248	1,355	1,433	1,428
Other assets	4,441	4,706	4,557	4,294	3,289

TOTAL ASSETS	$609,187	$601,271	$589,136	$584,890	$593,874

LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	81,532	81,930	78,715	80,631	83,264
Interest bearing deposits	435,404	421,177	395,519	410,434	421,793

Total deposits	516,936	503,107	474,234	491,065	505,057

Borrowings	1,950	8,384	17,356	5,200	2,762
Federal Home Loan Bank Advances	16,267	18,806	28,863	19,402	19,091
Repurchase agreements	10,000	10,000	10,000	10,000	10,000
Subordinated debentures	14,000	12,000	12,000	12,000	12,000
Accrued interest, taxes & other liabilities	3,893	4,298	3,476	4,254	2,944

Total liabilities	563,046	556,595	545,929	541,921	551,854

SHAREHOLDERS' EQUITY
Common stock - no par value
0,000,000 shares authorized	34,359	33,467	33,325	33,110	32,962
Retained earnings	12,882	12,048	11,211	10,514	9,431
Accumulated other comprehensive income (loss)	(1,100)	(839)	(1,349)	(655)	(373)

Total shareholders' equity	46,141	44,676	43,187	42,969	42,020

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$609,187	$601,271	$589,116	$584,890	$593,874

* Common stock shares issued & outstanding	1,926,704	1,898,382	1,895,419	1,889,463	1,885,662

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	0.47%	0.43%	0.38%	0.70%	0.87%
Allowance for Loan Losses as a % of
Non-Performing Loans	306.58%	329.27%	371.94%	350.16%	329.70%
Accruing Loans Past Due 90 Days More to Total Loans	0.03%	0.02%	0.02%	0.02%	0.01%
Non-Performing Assets as a % of Total Assets	0.46%	0.45%	0.41%	0.47%	0.58%

Quarterly Average Balances:
Total Loans	429,357	426,132	401,512	360,330	387,049
Total Earning Assets	551,618	548,971	530,420	495,441	520,551
Total Shareholders' Equity	45,294	43,839	44,229	41,730	40,722
Total Assets	603,683	598,698	580,454	546,901	574,214
Diluted Shares Outstanding	1,901,444	1,903,516	1,899,080	1,893,716	1,897,696

Fentura Financial Inc. Consolidated Income Statements (Dollars in thousands) UNAUDITED	Three Months ended			Nine months ended
	Sep 30 2005	Jun 30 2005	Sep 30 2004	Sep 30 2005	Sep 30 2004

Interest income:
Interest & fees on loans
Interest & dividends on securities:	$7,749	$7,226	$5,969	$21,516	$15,799
Taxable	801	811	699	2,464	2,274
Tax-exempt	227	233	188	704	531
Interest on federal funds sold	36	8	50	54	71

Total interest income	8,813	8,278	6,906	24,738	18,675

Interest expense:
Deposits	2,538	2,111	1,896	6,449	5,110
Borrowings	498	479	331	1,435	893

Total interest expense	3,036	2,590	2,227	7,884	6,003

Net interest income	5,777	5,688	4,679	16,854	12,672
Provision for loan losses	404	329	383	1,002	1,019

Net interest income after provision for loan losses	5,373	5,359	4,296	15,852	11,653

Non-interest income:
Service charges on deposit accounts	907	879	975	2,570	2,847
Gain on sale of mortgage loans	282	166	124	630	365
Trust & investment services income	254	294	254	842	703
Loss on sale of securities	2	1	-	(108)	-
Loss on sale of fixed assets	-	-	-	-	(2)
Other income and fees	439	427	344	1,304	1,226

Total non-interest income	1,884	1,767	1,697	5,238	5,139

Non-interest expense:
Salaries & employee benefits	3,094	3,003	2,675	9,062	7,332
Occupancy	441	420	425	1,324	1,193
Furniture and equipment	496	536	572	1,576	1,559
Loan and collection	122	99	56	290	240
Advertising and promotional	152	229	128	509	386
Other operating expenses	967	1,011	969	2,903	2,702

Total non-interest expense	5,272	5,298	4,825	15,664	13,412

Income before federal income taxes	1,985	1,828	1,168	5,426	3,380
Federal income taxes	686	535	312	1,681	882

Net Income	$1,299	$1,293	$856	$3,745	$2,498

Per Share Data:
Basic earnings	$0.68	$0.68	$0.45	$1.97	$1.33
Diluted earnings	$0.68	$0.68	$0.45	$1.97	$1.32
Cash dividends declared	$0.24	$0.24	$0.23	$0.72	$0.69

Performance Ratios:
Return on Average Assets	0.85%	0.86%	0.59%	0.85%	0.62%
Return on Average Equity	11.38%	11.79%	8.41%	11.33%	8.05%
Net Interest Margin (FTE)	4.26%	4.26%	3.71%	4.28%	3.60%
Book Value Per Share	$23.95	$23.53	$22.28	$23.95	$22.28
Net Charge-offs	106	103	127	209	419
Ratio of Net charge-offs to Gross Loans	0.02%	0.02%	0.03%	0.05%	0.11%